RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                    GENERAL AMERICAN INVESTORS COMPANY, INC.

         GENERAL AMERICAN INVESTORS COMPANY, INC., a Delaware corporation (the "Corporation"), hereby certifies as follows:

         FIRST: The Corporation was originally incorporated under the name of "SECOND GENERAL AMERICAN INVESTORS COMPANY, INC."; and the date of filing of the Corporation's original Certificate of Incorporation was October 15, 1928.

         SECOND: The Board of Directors of the Corporation duly adopted a resolution restating and integrating and further amending the Corporation's certificate of incorporation, as amended to date, so that, as so amended and restated, the Corporation's certificate of incorporation shall read as follows:

         ARTICLE FIRST: The name of the Corporation is "General American Investors Company, Inc.".

         ARTICLE SECOND: The address of the Corporation's registered office in the State of Delaware is No. 100 West Tenth Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         ARTICLE THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be formed under the General Corporation Law of Delaware.

         ARTICLE FOURTH: The total authorized capital stock of the Corporation shall be 30,000,000 shares of Common Stock of the par value of One Dollar ($1) per share.

         The Corporation, acting by its Board of Directors, without action by the stockholders, may from time to time create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the Corporation, rights or options entitling the bearer or registered owner or holder of each thereof to purchase from




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the Corporation, any shares of its capital stock, such rights or options to be evidenced by or in such warrant or warrants, or purchase certificate or purchase certificates, or other instrument or instruments as shall be approved by its Board of Directors. The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which and the price or prices at which, or the other consideration or considerations for which, such shares may be purchased from the Corporation upon the exercise of any such right or option shall be as fixed or stated or provided in a resolution or resolutions adopted by the Board of Directors of the Corporation providing for the creation and issue of such rights or options, and in every case, set forth or incorporated by reference in the warrant or warrants, or purchase certificate or purchase certificates, or other instrument or instruments evidencing such rights or options; provided, however, that, in case the shares of stock of the Corporation to be purchased upon the exercise of such rights or options shall be originally issued upon such exercise, the price or prices to be received therefor shall not be less than the par value thereof. Any shares so issued for which the price or consideration fixed as aforesaid shall have been paid, shall be deemed full-paid stock and shall not be liable to any further call or assessment thereon. Without limitation of the foregoing, the Corporation may, during any period fixed by it, limit the right to exercise any such rights or options to the owners of specified certificates for shares of stock or other securities of the Corporation.

         No holder of capital stock shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash, property or services or by way of dividend, and all such rights are waived by each holder of the capital stock.

         ARTICLE FIFTH: If so determined by the Board of Directors, and to the extent and in the manner permitted by law, the Corporation may from time to time receive money and/or other property and credit the amount or value thereof to reserve or surplus, and such money or other property may be an undivided part of money, and/or other property for another part of which stock, bonds, debentures and/or other obligations of the Corporation are issued. Against any reserve or surplus so established there may be charged losses at any time incurred by the Corporation, and also dividends or other distributions upon stock. Such reserve or surplus may be reduced from time to time by the Board of


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Directors for the purposes above specified or by transfer from such reserve or surplus to capital account.

         ARTICLE SIXTH: The number of Directors of the Corporation shall be as fixed from time to time in the By-Laws, but not less than three, and the number may be increased or decreased as may be provided in the By-Laws. In case of any increase in the number of Directors, the additional Directors shall be elected by the Board of Directors as in the case of a vacancy.

         ARTICLE SEVENTH: In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized:

               (a) to make, alter, amend and repeal the By-Laws of the Corporation subject to the power of the holders of the capital stock to alter, amend or repeal the By-Laws made by the Board of Directors;

               (b) to designate by resolution passed by a majority of the whole Board two or more of their number to constitute an Executive Committee, who, to the extent provided in said resolution or in the By-Laws of the Corporation, shall have and exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, with power to authorize the seal of the Corporation to be affixed to all papers which may require it;

               (c) to appoint from the Directors or otherwise such other committees as they may deem judicious, and to such extent as may be provided in their resolutions or in the By-Laws to delegate to such committees all or any of the powers of the Board of Directors which may be lawfully delegated;

               (d) to determine conclusively at the time of such acquisition, what initial valuation shall be placed upon the property, rights and interests acquired by the Corporation in exchange for or in payment of its shares of stock;

               (e) to fix from time to time, and to vary, the amount of the profits to be reserved as working capital or for any other


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         lawful purposes and to increase, decrease or make any disposition of any fund so reserved;

               (f) subject to the provisions of this Restated Certificate of Incorporation, to determine whether any, and if any, what part, of the surplus of the Corporation or of the net profits arising from its business shall be declared in dividends and paid to the stockholders and to direct and determine the use and disposition of any such surplus or net profits;

               (g) to determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders;

               (h) to remove at any time any officer elected or appointed by the Board of Directors, but only by the affirmative vote of a majority of the members of the Board then in office, and to remove or to confer on any committee or officer the power to remove any other officer or employee of the Corporation. Any such removal may be for cause or without cause.

         ARTICLE EIGHTH: Any contract, transaction or act of the Corporation or of the Directors, which shall be ratified by a majority of a quorum of the stockholders having voting power at any annual meeting, or at any special meeting called for such purpose, shall, except as otherwise specifically provided by law, or by this Restated Certificate of Incorporation, be as valid and as binding as though ratified by every stockholders of the Corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not of itself be deemed in any way to render the same invalid, nor deprive their Directors of their right to proceed with such contract, transaction or act.


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         ARTICLE NINTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute in the case of a certificate of incorporation, and all rights conferred upon the stockholders herein are granted subject to this reservation. The vote of two-thirds of the outstanding shares of capital stock of the Corporation shall be necessary to authorize any of the following actions: (i) a merger or consolidation of the Corporation with an open-end investment company, (ii) the dissolution of the Corporation, (iii) the sale of all or substantially all of the assets of the Corporation, (iv) any amendment to the certificate of incorporation of the Corporation which makes the Common Stock a redeemable security (as such term is defined in the Investment Company Act of 1940) or reduces the two-thirds vote required to authorize the actions listed in this paragraph.

                    ---------------------------------------

         THIRD: This Restated Certificate of Incorporation has been duly adopted by the favorable vote of the holders of a majority of the outstanding stock entitled to vote thereon in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, GENERAL AMERICAN INVESTORS COMPANY, INC. has caused this certificate to be signed by Malcolm B. Smith, its President, and attested by R. Kim Kiley, its Secretary, on the 23rd day of March, 1984.

                                     GENERAL AMERICAN INVESTORS COMPANY, INC.



                                     By /s/ Malcolm B. Smith
                                        -------------------------------------
                                            Malcolm B. Smith,
                                            President

Attest:


By /s/ R. Kim Kiley
  ------------------
     R. Kim Kiley,
     Secretary


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